EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

A.

As of December 31, 2014 the following are subsidiaries more than 50% owned (included in the consolidated financial statements):

Jurisdiction of

Percentage

Name

Incorporation

Owned

------------------------------------------------------

-----------------

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Trans-Lux Canada Ltd.

Canada

100%

Trans-Lux Commercial Corporation

Utah

100

Trans-Lux Display Corporation

Delaware

100

Trans-Lux Experience Corporation

New York

100

Trans-Lux Energy Corporation

Connecticut

100

Trans-Lux Midwest Corporation

Iowa

100

Trans-Lux Seaport Corporation

New York

100

Trans-Lux Investment Corporation

Delaware

100

Trans-Lux Southwest Corporation

New Mexico

100